CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 8, 2004 of General Government Securities Money Market Fund and General Treasury Prime Money Market Fund, which is incorporated by reference in this Registration Statement (Form N-1A 2-77207 and 811-3456) of General Government Securities Money Market Funds, Inc.

ERNST & YOUNG LLP

New York, New York
March 25, 2004